0-G Launch

Float like an astronaut. Conduct Space research. Launch Rockets. (No spaceship required)

Ø-G Launch
Bringing Earth Closer to Space ©



Invest

$104.50 minimum investment

Deadline October 4, 2021
in 2 months

Unit Price
$9.50

Total Raised
$3,392

Valuation
$19,000,000

4(a)(6) offering provided by Netcapital Funding Portal Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

We aim to launch a global network of specially-modified Boeing Space Jets™ to accelerate economical testing & development of technologies before they are launched to Space – first operator to provide both microgravity and air-launch services with the same vehicle.

We also plan on providing zero-gravity flights for consumers globally, who will experience the amazing feeling of weightlessness, just like an astronaut would in space.

DEAL HIGHLIGHTS

- With its specially-modified aircraft, 0-G Launch aims to drastically lower the cost of testing and developing Space technologies in microgravity before launch
- Envisions deploying a global network of 6 company-operated Boeing Space Jet™ aircraft serving various regions
- 0-G launch intends to also provide global consumers unforgettable zero - gravity flight experiences, at one of the lowest prices in the market
- Combined **100-year team experience** with multinational aerospace companies (SpaceX, Hughes, American Airlines, Cathay Pacific..)
- Founders involved in **leading two previous startups generating $150 million and $2+ billion** in yearly revenues today
- **Signed $42M in LOI's** for early Space customers
- Space economy projected **growth from $420 billion to $1+ trillion in one decade** [1]
- Strong demand and diversified revenue streams from customers worldwide

TEAM



Robert Feierbach

Founder, CEO & COO

Robert has 25+ years in the space and satellite industry. Held Satellite CEO, COO, and VP roles at Eutelsat France Group, SES Luxembourg, Hughes Network Systems USA, and Space Systems Loral/MDA USA. Former SpaceX VP and Swiss Space Systems - USA President. Robert introduced the world's highest capacity satellite (KA-SAT HTS). He developed the industry's first robotic payload for in-orbit spacecraft servicing (DARPA RSGS). Previously led teams of two startup companies generating $150M and $2B annually today.



Terry Ward

Finance

Terry is the Founder of Fulton Advisory, an outsourced CFO & Accounting Service company. Terry has acted as a consulting CFO for 10+ small businesses/start-ups, focused on raising capital and scaling businesses. Former Director of Corporate M&A for a $4 billion global manufacturer. Terry is the former Director of Finance for a $100 million international region covering Europe & Asia, based in Moscow, Russia.



Rolf Brandt

Mission Operations

Rolf is the current Sr. Program Manager at TOP ACES (fighter aircraft adversary services). Senior program manager and business development lead at Air Defense Services, Inc. Director at Canadian Centre for Unmanned Vehicle Systems, Flight Operations Manager at Serco Canada, Senior Operations Officer in German Air Force.



Edwin Lorse

Global Sales

Edwin has proven multi-million $ zero G flight sales: Senior VP Sales & Marketing of Zero Gravity Corp (B 727). Has proven experience with zero G customer pre and post sales care and support. Proven airline, hospitality and travel multi-million $ revenue producer. Wholesale, VIP and charter sales with LTU Americas and Multiple airline and travel operators.

PROBLEM



gravity

Gravity...

Space technology needs to be developed to handle the harsh environment in orbit. A key component of Space technology is the ability to operate in **zero gravity**.

Unfortunately on Earth, **testing technology in zero gravity is extremely expensive and time consuming...**

yossi-yamin



ly lack economical ways to test and validate our systems in high-precision microgravity environments before we send them to Space. 0-G Launch hopes to provide just that."

- Yossi Yamin, CEO SpacePharma (Israel/Switzerland/USA)

SOLUTION

Our Ground-Breaking Space Jet™ Flight Platform

A specially-modified Boeing aircraft designed to provide high-precision microgravity testing and launch services to the Space industry.

solution


0-G Launch

solution


124 FT 10 INCHES
(38.05 m)
50 FT 0 INCH
(15.24 m)
15 FT 3 INCHES
(4.64 m)
24 FT 0 INCH
(7.32 m)

- Offers **zero-gravity flight experiences** to consumers globally using the latest available high-precision technologies at one of the lowest market prices
- **Lowers the barrier to entry for microgravity testing** to hundreds of Space industry companies - an alternative to expensive rockets, balloons, Space Station or government / defense aircraft
- Enables **universal air-launch services for hypersonic customer vehicle & orbital rocket developers** -- a very fast-growing global market

solution



solution



solution


Ø-G Launch

Space Jet™ Microgravity Flight Profile

flight-profile


34'000 feet
45° NOSE HIGH
45° NOSE LOW
24'000 feet
1.8G
ZeroG
1.8G
MANEUVER TIME IN SECONDS
0
20
45
65

Our **Space Jet™ aircraft** has the ability to perform a **parabolic flight path to simulate weightlessness**, offering high-quality **gravity management flights from 0-G to 1.8G**

- Flights are offered for **science, commercial space, DoD and general public**
- **Consumer flights: 15 parabolas of ~25 seconds each** of reduced and zero gravity on a typical **2-hour flight**
- **Research flights:** Projected **40-60 parabolas** in dedicated aircraft zones (inside fuselage and cargo holds **allow researchers to fly WITH their test equipment**)

MARKET

The Global Space Economy projects to grow from **$420B** to **$1+ Trillion** in one decade [1]. With the current growth projections, 0-G launch has tremendous opportunity to be of value to companies looking to test technologies, as well as to provide unforgettable microgravity flight experiences for everyday consumers.

market


THE SPACE REPORT
SPACE FOUNDATION
$423.80B
2019 Global Space Activity
73%
Increase in Global Space Activity in Last Decade
16.1%
Annual Growth of Space Infrastructure and Support Sector
48%
Annual Growth of Commercial Spacecraft Deployments
"$1 Trillion by 2040"
Morgan Stanley
"$1.4 Trillion by 2030"
Bank of America
"$1.5 Trillion by 2040"
U.S. Chamber of Commerce

BUSINESS MODEL

We have formed strategic relationships with major players in both microgravity and air-launch services, leading to $42M in LOIs. Our global network of specially-modified Boeing Space Jets™ are designed to accelerate economical testing & development of technologies before they are launched to Space.

0-G launch is the leading operator to provide both microgravity and air - launch services with the same vehicle. We plan to promote our zero - gravity flights for consumers globally through partnerships in major cities.

business-model


Ø-G Launch

phase-1


❑ Phase 1 (2022-23):
Microgravity flights for Space industry & consumers
Microgravity
Consumer flights in zero gravity, just like astronauts
Near-term commercial revenue opportunities
Human spaceflight training flights
Creates regular space-related visibility & branding
R & D and testing of hardware systems before launching them to space
Ø-G Launch

phase-2

❑ Phase 2 (2023-24):


Testing & air-launch of customers' hypersonic/rocket vehicles*
Launch
Universal centerline harness & mission control for maximum flexibility
Operations with multiple customer payloads from up to 40k feet altitude
Phase 2 provides several mission opportunities
Hypersonic test flight campaigns
Rocket launches for satellites

* This activity to be performed under a separate fiscal structure of 0-G Launch

benoit-deper



lity aircraft-based microgravity lab will be of tremendous benefit to developing our products faster and cheaper, and we welcome 0-G Launch with their timely solution for our market."

- Benoit Deper, CEO Aerospace Lab (Belgium)

SUCCESS TO DATE

timeline

Company Milestones


Ø-G Launch
2019
2020
2021
2022
2023
Registered Washington DC headquarters
Established key management team commitments
Firmed-up technology partners for aircraft modifications
Signed $42M In LOIs for early service revenues
Evaluated US-based sites for operational headquarters & hangar
Public listing of SEC Reg CF fundraise
Projected first commercial flights

0-G Launch has executed early LOIs with several key customers and strategic partners, creating a significant initial revenue base and laying the foundation for potential further growth across the globe. Value of the signed LOIs projects $42 million in revenue in the first 3 years of operations - outlined below. Value of signed LOIs yields $100 million in projected revenue in the first 6 years of operations.

revenue

Revenue in Millions	Customer A, B	Customer C, D	Customer E, F	Customer G, H	Total by Segment
Microgravity Testing & Consumer Flights	$16.4	$1.6	$1.2	$2.8	$22.0
Air Launch & Testing of Hypersonic vehicles and Rockets	$1.2	$9.0	$1.0	$9.0	$20.2
Totals	**$17.6**	**$10.6**	**$2.2**	**$11.8**	**$42.2**

FOOTNOTES

[1] Global Space Economy Grows in 2019 to $423.8 Billion, The Space Report 2020 Q2 Analysis Shows - Space Foundation

USE OF PROCEEDS

If the offering's maximum amount of $1,069,995 is raised:

Use	Value	% of Proceeds
Personnel & Key Hires	$390,000	36.4%
Engineering for microgravity operations	$320,000	29.9%
Sales & Marketing	$125,567	11.7%
Financial Experts	$91,000	8.5%
Legal & IP Protection	$90,998	8.5%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Common Units, under registration exemption 4(a)(6), in Aerospace Flight Technologies, LLC, doing business as 0-G Launch. This offering must raise at least $10,000 by October 4, 2021 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. 0-G Launch may issue additional securities to raise up to $1,069,995, the offering's *maximum*.

$3,392 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

2,112,631 units
× $9.50 per unit

$20,069,995 implied valuation

PITCH DECK



0-G Launch

FINANCIALS

0-G Launch's official name is Aerospace Flight Technologies, LLC, so that's the name that appears in the statements below.

These financial statements have been audited by an independent Certified Public Accountant.

CPA audit report

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

› Form C on August 4, 2021

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

› Website

› LinkedIn

UPDATES

Aug 4, 2021 • Primary offering of 112,631 units at $9.50

Aug 4, 2021 • Filed Form C

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